UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2006
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 8.01 OTHER EVENTS
     On April 5, 2006, MGM MIRAGE (the “Company”), sold through a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933, as amended, the aggregate principal amount of $500,000,000 of the Company’s 6.750% Senior Notes due 2013 (the “2013 Notes”) and the aggregate principal amount of $250,000,000 of the Company’s 6.875% Senior Notes due 2016 (the “2016 Notes”) (collectively, the “Notes”). The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to use the net proceeds of such offering, or approximately $744 million (after commissions and offering expenses and excluding amounts representing accrued interest), to repay a portion of the outstanding borrowings under its $7.0 billion credit facility and for general corporate purposes.
     The Notes will be issued under that certain indenture, dated April 5, 2006, among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as the trustee. The Indenture will govern the terms and conditions of the Notes, and the registered notes of the Company to be issued in exchange offers for such Notes. Under the Indenture, the 2013 Notes will bear interest at a rate of 6.750%, with the interest thereon accruing as of April 5, 2006, and mature on April 1, 2013. Also under the Indenture, the 2016 Notes will bear interest at a rate of 6.875%, with the interest thereon accruing as of April 5, 2006, and mature on April 1, 2016. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2006. Pursuant to the Indenture, the Notes are guaranteed on a senior basis by substantially all of the Company’s wholly owned U.S. subsidiaries (the “Guarantors”) but not including any U.S. holding companies of the Company’s foreign subsidiaries. The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of the Company’s subsidiaries to incur liens on assets to secure debt, enter into certain sale and lease-back transactions, and merge or consolidate with another company or sell substantially all assets.
     Furthermore, in connection with the closing of the Private Placement, the Company entered into a registration rights agreement, dated April 5, 2006, with certain subsidiaries of the Company and the initial purchasers of the Notes in the Private Placement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the Guarantors agreed to use their respective best efforts to register notes having substantially identical terms as each series of Notes with the Securities and Exchange Commission (the “Commission”) as part of an offer to exchange freely tradeable exchange notes (the “Exchange Notes”) for the Notes. The Company and the Guarantors will file a registration statement for the Exchange Notes with the Commission within 120 days from April 5, 2006 and use their respective best efforts to cause such registration statement to be declared effective within 180 days from April 5, 2006. Under the Registration Rights Agreement, if the Company fails to file the registration statement on time, fails to cause such registration statement to be declared effective on time, or fails to consummate the corresponding exchange offer within 222 days from April 5, 2006, the Company will be obligated to pay an additional annual interest rate on the Notes of 0.25% for each 90-day period that such failure continues, up to a maximum additional interest rate of 1.00% per year. Such additional interest would cease to accrue once such default is remedied.
     The description set forth above is qualified by the Indenture and the Registration Rights Agreement.
     This notice does not constitute an offer to sell or the solicitation of an offer to buy the Notes.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits:

4.1	Indenture, dated April 5, 2006, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.

4.2	Registration Rights Agreement, dated April 5, 2006, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and certain initial purchasers parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: April 7, 2006	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

No.	Description
4.1	Indenture, dated April 5, 2006, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.
4.2	Registration Rights Agreement, dated April 5, 2006, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and certain initial purchasers parties thereto.

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